WILEY

Third Quarter Fiscal 2014 Earnings

March 11, 2014


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Background

About Wiley

Wiley is a global provider of knowledge and knowledge-enabled services that improve outcomes in areas of research, professional practice and education. Through its **Research** segment, the Company provides digital and print scientific, technical, medical, and scholarly journals, reference works, books, database services, and advertising. The **Professional Development** segment provides digital and print books, online assessment and training services, and test prep and certification to professionals in business and finance, leadership, technology, architecture, psychology, education and other areas. In **Education**, Wiley provides education solutions including online program management services for higher education institutions and course management tools and content for instructors and students.

Safe Harbor Statement

This presentation contains certain forward-looking statements concerning the Company's operations, performance, and financial condition. Reliance should not be placed on forward-looking statements, as actual results may differ materially from those in any forward-looking statements. Any such forward-looking statements are based upon a number of assumptions and estimates that are inherently subject to uncertainties and contingencies, many of which are beyond the control of the Company, and are subject to change based on many important factors. Such factors include, but are not limited to (i) the level of investment in new technologies and products; (ii) subscriber renewal rates for the Company's journals; (iii) the financial stability and liquidity of journal subscription agents; (iv) the consolidation of book wholesalers and retail accounts; (v) the market position and financial stability of key online retailers; (vi) the seasonal nature of the Company's educational business and the impact of the used book market; (vii) worldwide economic and political conditions; (viii) the Company's ability to protect its copyrights and other intellectual property worldwide (ix) the ability of the Company to successfully integrate acquired operations and realize expected opportunities and (x) other factors detailed from time to time in the Company's filings with the Securities and Exchange Commission. The Company undertakes no obligation to update or revise any such forward-looking statements to reflect subsequent events or circumstances.

Third Quarter 2014 Summary

Modest revenue growth (+1% adjusted)

- Steady growth in research journals, including subscriptions and author-funded open access
- Strong growth in Professional and Education solutions, including Online Training and Assessment, Online Program Management and WileyPLUS
- Continuing transition from print books to alternatives

Even EPS performance (0% adjusted)

- Adjusted revenue and margin growth, restructuring and other savings, and lower income taxes offset by higher incentive compensation accruals, a 4% increase in technology expense, and a lower property tax incentive

Restructuring activities continuing

- Plans completed and approved for approximately $75M of the projected $80M in run-rate savings for fiscal 2015
- Cumulative restructuring program charges of $51.8M include initial charge recorded in Q4 2013

WILEY

Adjusted Performance

(millions)	Q3 2014	Q3 2013	Change	Change (excluding FX)
Revenue	$457.9	$458.6	0%	1%
Operating Income	$77.6	$81.6	(5%)	(3%)
EPS	$0.93	$0.93	0%	0%

Adjusted performance excludes third quarter 2014 restructuring charges and third quarter 2013 operational results from the divested consumer publishing program.

(millions)	YTD 2014	YTD 2013	Change	Change (excluding FX)
Revenue	$1,318.1	$1,274.6	3%	4%
Operating Income	$191.2	$193.4	(1%)	0%
EPS	$2.28	$2.20	4%	4%

Adjusted performance for the nine months excludes: operational results from the divested consumer publishing program in 2013; YTD 2014 and 2013 restructuring charges; YTD 2014 and 2013 asset impairment charges; a FY13 gain on the sale of the travel publishing program; and deferred tax benefits associated with tax legislation enacted in the United Kingdom.

Research Performance

	QUARTER			YEAR-TO-DATE	
(millions)	Q3 2014	Q3 2013	Change (excluding FX)	Change (excluding FX)	% of Revenue
Journal Subscriptions	$154.0	$143.8	7%	4%	64%
Print Books	$31.0	$37.1	(16%)	(11%)	12%
Digital Books	$12.6	$11.1	12%	25%	4%
Open Access	$4.4	$1.3	232%	213%	2%
Other (reprints, backfiles, rights, advertising)	$46.8	$47.7	(2%)	2%	18%
Total Revenue	**$248.8**	**$241.0**	**3%**	**3%**	**100%**
Adjusted Contribution to Profit	**$69.0**	**$67.7**	**2%**	**5%**	

Adjusted Contribution to Profit excludes third quarter and YTD 2014 restructuring charges and/or credits, and YTD 2013 restructuring charges.

- Continued steady revenue growth in Journal Subscriptions accompanied by rapid complementary growth in author-funded Open Access
- CY 2014 journal subscription billings up 4% with 81% of targeted business closed
- Continuing transition from print books to alternatives
- Improved Adjusted Contribution to Profit driven by revenue growth and restructuring savings, partially offset by higher society journal costs and accrued incentives

WILEY

Professional Performance

	QUARTER			YEAR-TO-DATE	
(millions)	Q3 2014	Q3 2013	Change (excluding FX)	Change (excluding FX)	% of Revenue
Print Books	$64.8	$71.5	(9%)	(7%)	68%
Digital Books	$11.5	$10.5	9%	20%	13%
Online Training & Assessment	$8.8	$7.3	20%	27%	10%
Other (rights, translations, advertising)	$9.2	$9.9	(7%)	(2%)	10%
Adjusted Revenue	**$94.2**	**$99.2**	**(5%)**	**(1%)**	**100%**
Divested Consumer Programs	$0.0	$13.9			
Total Revenue	**$94.2**	**$113.1**	**(5%)**		
Adjusted Contribution to Profit	**$11.9**	**$9.8**	**21%**	**48%**	

Adjusted Contribution to Profit excludes third quarter and YTD 2014 restructuring charges and/or credits, and third quarter and YTD 2013 restructuring charges and other adjustments.

- Print book decline primarily due to weakness in technology and discontinuation of non-divested consumer titles, compounded by $2M favorable impact in Q3 2013 related to Sandy shipment delays
- Continued strength in Online Training & Assessment driven by growth in test preparation and workforce assessment. Portfolio to expand into CFA test preparation with acquisition of Elan Guides
- Improvement in Adjusted Contribution to Profit driven by restructuring savings and shift to digital

WILEY

Education Performance

	QUARTER			YEAR-TO-DATE	
(millions)	Q3 2014	Q3 2013	Change (excluding FX)	Change (excluding FX)	% of Revenue
Print Textbooks	$54.4	$62.4	(8%)	(9%)	47%
Binder & Custom Product	$12.9	$12.5	3%	12%	15%
Online Program Management	$19.1	$17.1	12%	193%	17%
Digital Books	$8.0	$8.8	(8%)	15%	7%
WileyPLUS	$18.6	$15.6	20%	23%	12%
Other	$2.0	$2.1	1%	4%	2%
Revenue	**$114.9**	**$118.4**	**0%**	**12%**	**100%**
Adjusted Contribution to Profit	**$30.5**	**$35.1**	**(9%)**	**2%**	
Adjusted Contribution to Profit excludes restructuring charges in third quarter of 2014, and YTD 2014 and 2013 restructuring charges					

- Print textbook decline reflects continuing transition to alternatives, compounded by timing impacts related to Sandy shipment delays ($2M from Q2 to Q3 2013) and earlier ordering from Australia (from Q3 to Q2 2014)
- Steady double-digit growth rates continued for WileyPLUS and Online Program Management (OPM)
  - OPM base now spans 36 partners and 165 contracted programs
  - OPM reported revenue growth impacted by prior year carryover period, +20% excluding impact
- Digital book decline due to lower for-profit enrollment
- Adjusted Contribution to Profit reflects continuing investment in Online Program Management and higher accrued incentive costs, partially offset by restructuring savings

Adjusted Shared Services Costs

(millions spent)	Q3 2014	Q3 2013	Q3 Change Ex-foreign exchange	YTD Change Ex-foreign exchange
Distribution	$24.4	$25.9	(5%)	(4%)
Technology	$43.9	$42.4	4%	17%
Finance	$11.0	$10.3	8%	4%
Other Administration	$21.2	$17.3	23%	11%
Total	$100.4	$95.9	5%	8%

Adjusted Shared Services Costs exclude restructuring and/or impairment charges in Q3 2014, YTD 2014, and YTD 2013 periods.

- Steady ongoing investment in technology. Full-year increase expected to be slightly higher than 10%
- Distribution expense reduction primarily due to lower print volumes
- Finance and Other Administration increases due to higher accrued incentive compensation and lower property tax incentive

Balance Sheet and Cash Flow

- Net debt at $318M vs. $449M at prior year
  - Net Debt to EBITDA at 0.8 at end of January (ttm)
- YTD Free Cash Flow ($84.6M) even with prior year
  - YTD 2014 lower cash collections and higher payments related to the restructuring program offset lower German tax appeal deposits
  - Total capex – which includes composition costs and PP&E – down $8.0M to $69.2M
- Important cash uses included:

(millions)	YTD 2014	YTD 2013
Acquisitions	**$5.2**	**$258.7**
Dividends	**$44.2**	**$43.3**
Share Repurchases	**$38.5**	**$45.2**

- YTD 2013 acquisitions included Deltak and ELS
- Repurchased 375K shares in the third quarter at an average share price of $53.30
- YTD repurchases total 810K shares with an average price of $47.56

Restructuring Update

- Action plans approved through Q3 are expected to achieve approximately $75M of the $80M in run-rate savings starting in fiscal 2015
  - More than 50% expected to fall to bottom line; the rest reinvested
  - Total restructuring charges since inception of $51.8M
  - Q4 restructuring charges of approximately $10M anticipated
- Year-to-date restructuring savings of $23 million running ahead of schedule and contributing to favorable EPS performance. Other realized savings, including improvements in procurement practices, contributed $8M

YTD Summary

YTD revenue growth +4% adjusted

- Steady growth in research journals, including subscriptions and author-funded open access
- Strong growth in Professional and Education solutions, including Online Training and Assessment, Online Program Management and WileyPLUS
- Continuing transition from print books to alternatives

YTD EPS performance +4% adjusted

- Revenue and margin growth, restructuring and other savings, and lower income taxes more than offset higher incentive compensation accruals and technology expenses

Reaffirming financial outlook

- Low single-digit adjusted revenue growth
- Adjusted EPS between $2.85 and $2.95